Exhibit 1.05

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Investor Relations	Media Relations

Monish Bahl	Lorretta Gasper
CDC Corporation	CDC Software
678-259-8510	678-259-8631
monishbahl@cdcsoftware.com	lgasper@cdcsoftware.com

CDC Software Hosts North American User Conference with Record Attendance and Enthusiastic Customer Feedback

Multiple New and Enhanced Products Featured at First North American User Conference to Unite Customers Across all CDC Software Product Lines

ATLANTA, HONG KONG, May 19, 2008 — CDC Software, a wholly owned subsidiary of CDC Corporation (NASDAQ: CHINA) and a global provider of industry-specific enterprise software applications and consulting services, hosted its annual North American user conference, CDC Connect, in Denver, Colorado, from May 12-15. With record attendance, CDC Connect was the company’s first North American user conference to include customers from all of its product lines.

CDC Connect attracted 650 attendees, representing all of the company’s major vertical industries including financial services, manufacturing, distribution, food and beverage, consumer products, life sciences, specialty chemicals, metals and natural products. During the conference, customers and partners learned about new products and services that are helping enable business change, which was the theme for the conference. CDC Connect featured 120 educational sessions, 24-hands-on product test drive sessions and more than 50 exhibits and demonstrations that included the company’s new releases and significant upgrades of its products, including Pivotal CRM, Saratoga CRM, Ross Enterprise, CDC Factory, as well as its new Software as a Service CRM solution, Pivotal CRM On Demand. Customers also learned about CDC Global Services value-add offerings including Microsoft consulting services, managed services, custom application development, onshore and offshore IT services, and outsourced help desk support.

Other conference highlights included:

•	Key Note speakers:

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Jeanne Bliss, author of Chief Customer Officer: Getting Past Lip Service to Passionate Action, spoke on real world case studies about making customers the focal point for organizational silos, adding customers to the strategic agenda, and aligning priorities to create transformational changes to the customer experience.

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Jerry Greenfield, Co-Founder of Ben & Jerry’s, shared his experiences gained as he and his partner drove business change to grow their specialty ice cream business to unprecedented levels while promoting corporate philanthropy.

•	Special Interest Group (SIG) meetings where users discussed, in an open forum with their peers, industry trends and challenges, strategies, and solutions.

•	During the user conference, selected customers received awards for their achievements with CDC Software applications and services. The award winners included:

¡	A large financial services firm received the award for Excellence in Rapid Deployment for their deployment of Pivotal CRM to more than 1,400 users across 100 locations in only 3 weeks.

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A leading commercial and consumer electronics firm received the award for Excellence in Marketing Automation for increasing their number of qualified sales leads by ten-fold while reducing their cost per lead by 85 percent with CDC MarketFirst.

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A global specialty chemicals company received the award for Excellence in Managing Business Change for the successful migration of their global operations from SAP to Ross Enterprise in only 4 months as they were spun-out from their parent company through a private equity buy-out.

In addition to CDC Software’s North American conference, CDC Software Connect user conferences are scheduled around the globe throughout 2008 in the U.K., Spain, France, Nordic region and Asia Pacific.

“Through the feedback and customer stories highlighted at the conference, we are very proud to learn of the customer value that CDC Software is creating,” said Eric Musser, president and CEO of CDC Software. “The participation of customers, partners and sponsors at our first united conference in North America was fantastic and highlighted the momentum we have established with our customers, particularly in our target vertical industries. CDC Connect provided a valuable opportunity for everyone in our ecosystem to come together and gain better insight into leveraging CDC Software’s solutions and services to drive business change and help achieve their business goals.”

“Each year, our customers, representing some of the most forward-thinking professionals in their industries, gather at our user conference to learn more about our solutions and services and provide us with candid feedback,” said Bruce Cameron, senior vice president of Global Sales. “The feedback at this year’s conference was overwhelmingly constructive and positive. As industry solutions specialists, we value this insight because it helps us continually enhance and develop solutions and services that best help meet their specific industry requirements.”

About CDC Software

CDC Software, The Customer-Driven Company™, is a provider of enterprise software applications designed to help organizations deliver a superior customer experience while increasing efficiencies and profitability. CDC Software’s product suite includes: CDC Factory (manufacturing operations management), Ross ERP (enterprise resource planning) and SCM (supply chain management), CDC Supply Chain (supply chain management, warehouse management and order management), Pivotal CRM and Saratoga CRM (customer relationship management), CDC MarketFirst (marketing automation and lead management), Respond (customer complaint and feedback management), c360 CRM add-on products, industry solutions and development tools for the Microsoft Dynamics CRM platform, Platinum HRM (human resources) and business analytics solutions.

These industry-specific solutions are used by more than 6,000 customers worldwide within the manufacturing, financial services, health care, home building, real estate, and wholesale and retail distribution industries. The company completes its offerings with a full continuum of services that span the life cycle of technology and software applications, including implementation, project consulting, outsourced business services, application management and offshore development. CDC Software is the enterprise software unit of CDC Corporation (NASDAQ: CHINA) and is ranked number 12 on the MBT 2007 Global 100 List of Enterprise and Supply Chain Management Application vendors. For more information, please visit www.cdcsoftware.com.

Forward Looking Statement

This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, and includes statements relating toour beliefs regarding our products’ abilities to help bring about business change and improvement, our beliefs regarding the value of our product offerings, our beliefs regarding the results achieved by companies that used our solutions and applications that we have named as award-winners, whose results may vary from the results of other customers who use ourproducts and applications, our beliefs regarding the momentum we have established withour customers and the value of customer feedback, our ability to help our customers achieve their business goals, our ability and continued commitment to enhancing and developing solutions and services that help meet specific industry needs, our commitment to ongoing product support and innovation and providing increased value in support of our customers’ success, the features and functionality of CDC Software’s products and our beliefs regarding the continued market acceptance thereof and other statements which are not historical fact. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements including, among others: the need to develop, integrate and deploy applications to meet customer’s requirements, the possibility of development or deployment difficulties or delays, the dependence on customer satisfaction with CDC Software’s products, and the ability to address the requirements of specific target industries. Further information on risks or other factors that could cause results to differ is detailed in filings or submissions with the United States Securities and Exchange Commission made by CDC Corporation in its Annual Report for the year ended December 31, 2006 on Form 20-F filed on July 2, 2007. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise.

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